Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HealthSouth Corporation on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Grinney, President and Chief Executive Officer of HealthSouth Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HealthSouth Corporation.

Date: February 24, 2009

By:   /S/ JAY GRINNEY

Jay Grinney
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to HealthSouth Corporation and will be retained by HealthSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.